UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 5, 2013, TriCo Bancshares (the “Company”) and its wholly-owned subsidiary, Tri Counties Bank (the “Bank”), entered into indemnification agreements (each, an “Indemnification Agreement”) with each of their respective directors and certain of their senior executive officers, including the Company’s named executive officers (each, an “Indemnitee”). The Indemnification Agreements supersede any prior indemnification agreements in effect between each Indemnitee and the Company and/or the Bank. The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their services as directors and officers of the Company and/or the Bank and the advancement of expenses under certain circumstances. The Indemnification Agreements also require the Company and the Bank to use their reasonable best efforts to purchase and maintain one or more policies of directors’ and officers’ liability insurance to cover liabilities asserted against, or incurred by, the Indemnitees. The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Company’s Indemnification Agreement and the Bank’s Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The exhibit list called for by this Item is incorporated by reference to the exhibit index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	TRICO BANCSHARES
(Registrant)

	By:	/s/ Richard P. Smith
Richard P. Smith
President and Chief Executive Officer

Exhibit Index

Exhibit 10.1	Form of Trico Bancshares Indemnification Agreement

Exhibit 10.2	Form of Tri Counties Bank Indemnification Agreement

4